Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
     ALLTEL Corporation:

We hereby consent to the incorporation by reference of our report dated February 13, 1998, with respect to the GTE Mobilnet of South Texas Limited Partnership, included in this Form 8-K/A, into ALLTEL Corporation's previously filed Registration Statements, File Nos. 2-99523, 33-35343, 33-48476, 33-54175, 33-56291 and 33-65199. Such GTE Mobilnet of South Texas
Limited Partnership financial statements are not included separately in this Form 8-K/A.

                                                 /s/ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 2, 1998

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